UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 29, 2004

KINTERA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 240 San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

(858) 795-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November  29, 2004, Kintera, Inc. (the “Company”) entered into a securities purchase agreement and a registration rights agreement with institutional investors for the private placement of 2,500,000 shares of its common stock (the “Shares”) at a price of $7.00 per share for aggregate gross proceeds of $17,500,000 and approximate net proceeds of $16,400,000. The Shares were issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  Pursuant to the terms of the registration rights agreement, the Company has agreed to cause a resale registration statement covering the Shares to be filed no later than 30 days after closing. The transaction is further described in the press release issued by the Company on November 30, 2004, a copy of which is filed herewith as Exhibit 99.1.  A form of each of the Securities Purchase Agreement and Registration Rights Agreement is filed herewith as Exhibit 10.11 and Exhibit 10.12, respectively.

Item 3.02   Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
10.11	Form of Securities Purchase Agreement among the Company and the investors identified on the signature pages thereto, dated as of November 29, 2004.
10.12	Form of Registration Rights Agreement among the Company and the investors identified on the signature pages thereto, dated as of November 29, 2004.
99.1	Press release of the Company issued on November 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

November 30, 2004	By:	/s/ James A. Rotherham
James A. Rotherham
Chief Financial Officer